EXHIBIT 21.1



                            AFFILIATES OF THE COMPANY



                                                               State of
         Name                                                Incorporation
         ----                                                -------------
Lanxide Performance Materials, Inc.                            Delaware

Lanxide Wear Products, Inc.                                    Delaware

Lanxide Technology Company, L.P.                               Delaware

LTC Capital, Inc.                                              Delaware

Lanxide Development Company, L. P.                             Delaware

Alanx Products, L.P.                                           Delaware

Lanxide Thermo-Composites, Inc.
Delaware